SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2002 (January 30, 2002)

BANCORPSOUTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Mississippi	1-12991	64-0659571

(State or Other	(Commission File	(I.R.S. Employer

Jurisdiction of	Number)	Identification Number)

Incorporation)

One Mississippi Plaza

Tupelo, Mississippi	38804

(Address of Principal	(Zip Code)

Executive Offices)

(662) 680-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed from Last Report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Presentation materials to be presented at the Salomon Smith Barney 2002 Financial Services Conference

ITEM 9. REGULATION FD DISCLOSURE

     Representatives of BancorpSouth, Inc. will deliver a presentation at the Salomon Smith Barney Financial Services Conference in New York on January 30, 2002 at 4:30 p.m. A copy of the presentation materials is filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated into this Item 9 by reference.

Certain statements contained in this Current Report on Form 8-K may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would” or “intend.” These forward-looking statements include, without limitation, those relating to the transaction with Pinnacle Bancshares, interest income and expense, net interest margin, the use of capital and BancorpSouth’s future growth and profitability.

We caution you not to place undue reliance on the forward-looking statements contained in this Current Report on Form 8-K in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, lower than expected revenues, deposit attrition, greater than expected operating cost or customer loss and business disruption, competitive pressures among depository and other financial institutions, cost or difficulties related to the integration of the business of BancorpSouth and Pinnacle Bancshares, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, changes in BancorpSouth’s operating or expansion strategy, changes in interest rate environment, general economic or business conditions, either nationally or in the states or regions in which BancorpSouth does business, a deterioration in credit quality or a reduced demand for credit, legislative or regulatory changes, and changes in the securities markets and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ L. Nash Allen, Jr. L. Nash Allen, Jr. Treasurer and Chief Financial Officer

Date: January 30, 2002

EXHIBIT INDEX

Exhibit Number	Description

99.1	Presentation materials to be presented at the Salomon Smith Barney 2002 Financial Services Conference